EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

OSI Systems, Inc.

We consent to the inclusion in this Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2006 and to the incorporation by reference in Registration Statements on Forms S-8 (No. 333-106176, 333-122674, 333-69433 and 333-132142) and in Registration Statements on Forms S-3 (No. 333-119704, 333-75228, 333-73618, 333-100791 and 333-101716) of OSI Systems, Inc of our report dated September 20, 2006 appearing in Item 8 in this Annual Report on Form 10-K, of our report dated September 20, 2006 on the financial statement schedule, which appears in Schedule II of this Form 10-K, and of our report dated September 20, 2006 with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in Item 9 in this Annual Report on Form 10-K.

/s/ MOSS ADAMS LLP
Los Angeles, California
September 20, 2006